                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                         Fingerhut Companies, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Fingerhut Companies, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                                     [LOGO]

                                4400 BAKER ROAD
                          MINNETONKA, MINNESOTA 55343

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1994

TO THE SHAREHOLDERS OF FINGERHUT COMPANIES, INC.:

    Notice is hereby given that the Annual Meeting of the Shareholders of Fingerhut Companies, Inc. (the "Company") will be held at 11:00 a.m. (Minneapolis time) on Thursday, May 12, 1994, at the Minneapolis Hilton, 1001 Marquette Avenue South, Minneapolis, Minnesota, for the following purposes:

    1. To elect one Class I director to serve for a three-year term and until his successor is elected and qualified.

    2.    To  vote  on  the  approval  of  the  Fingerhut  Companies,  Inc.  and
       Subsidiaries  Annual  Incentive  Bonus  Plan  for  Designated   Corporate
       Officers.

    3. To vote on the approval of the Fingerhut Companies, Inc. Directors' Retainer Stock Deferral Plan.

    4. To vote on the approval of the Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan.

    5. To vote on the ratification of the appointment of KPMG Peat Marwick as independent auditors of the Company for the 1994 fiscal year.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of record of the Company's Common Stock at the close of business on March 24, 1994, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John K. Ellingboe
                                          SECRETARY

March 31, 1994

                           FINGERHUT COMPANIES, INC.
                                4400 BAKER ROAD
                          MINNETONKA, MINNESOTA 55343

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1994

                             ---------------------

    This proxy statement is provided in connection with the 1994 Annual Meeting of Shareholders of Fingerhut Companies, Inc. (the "Company"), which will be held at 11:00 a.m. on Thursday, May 12, 1994 at the Minneapolis Hilton, 1001 Marquette Avenue South, Minneapolis, Minnesota, and any adjournment thereof. The accompanying proxy is solicited by the Board of Directors of the Company. By completing and returning the accompanying proxy, the shareholder authorizes Theodore Deikel and John K. Ellingboe, as designated on the face of the proxy, to vote all shares for the shareholder. The Company's principal executive offices are located at 4400 Baker Road, Minnetonka, Minnesota 55343.

    The Board of Directors is aware of five items of business to be considered at the Annual Meeting: (1) the election of one Class I director; (2) approval of the Fingerhut Companies, Inc. and Subsidiaries Annual Incentive Bonus Plan for Designated Corporate Officers (the "Incentive Plan"); (3) approval of the
Fingerhut Companies, Inc. Directors' Retainer Stock Deferral Plan (the "Directors' Plan"); (4) approval of the Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"); and (5) ratification of the appointment of independent auditors for the 1994 fiscal year. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment.

    The Board of Directors recommends that an affirmative vote be cast in favor of all of the proposals listed in the proxy (or voting instructions) card. All returned proxies that are properly signed and dated will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR election of the Class I director named herein, FOR approval of the Incentive Plan, FOR approval of the Directors' Plan, FOR approval of the Employee Stock Purchase Plan, and FOR ratification of appointment of KPMG Peat Marwick as independent auditors for the 1994 fiscal year. Regardless of the size of your holdings, you are encouraged to complete and return the proxy or voting instructions card so that your shares may be voted at the Annual Meeting.

    Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

    This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about March 31, 1994, along with the Company's 1993 Annual Report to Shareholders.

    Holders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 24, 1994, will be entitled to vote on all matters at the Annual Meeting. Each share will be entitled to one vote. On March 24, 1994, a total of 46,286,348 shares of Common Stock were outstanding.

    A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing, by execution of a later dated proxy or by attending and voting at the Annual Meeting.

    All expenses in connection with the solicitation of this proxy will be paid by the Company. Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

    In accordance with the terms of the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, respectively, with staggered three-year terms of office. At each annual meeting, directors who are elected to succeed the class of directors whose terms expire at that meeting will be elected for three-year terms. At the Annual Meeting, one Class I Director will be elected to hold office for a three-year term that will expire at the annual meeting of shareholders to be held in 1997 and until his successor is elected and qualified. The Board of Directors has designated Dudley C. Mecum as nominee for reelection to the Board of Directors of the Company. Mr. Mecum has consented to serve as a director, if elected. If Mr. Mecum becomes unable to accept nomination or election, the enclosed proxy will be voted for the election of a nominee designated by the Board of Directors, unless the Board reduces the number of directors on the Board of Directors or unless the shareholder indicates to the contrary on the proxy. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for election of the nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE.

    Certain biographical information furnished by the Company's directors and nominee, and the directors' respective terms of office, is presented below.

NOMINEE FOR ELECTION AT THE ANNUAL MEETING:

    DUDLEY C. MECUM (age 59) has been a director of the Company since 1990 and has been a partner in the firm of G.L. Ohrstrom & Co. (merchant banking) since 1989. He was Chairman of Mecum Associates, Inc. (management consulting) from 1987 to 1989. Mr. Mecum is a Class I director whose term expires at the Annual Meeting. Mr. Mecum is also a director of The Travelers Inc., Lyondell Petrochemical Company, Vicorp Restaurants, Inc., DynCorp and Roper Industries, Inc.

CONTINUING DIRECTORS:

    THEODORE DEIKEL (age 58) has been Chairman of the Board, Chief Executive Officer and President of the Company since 1989. Mr. Deikel is a Class III director whose term expires at the 1996 Annual Meeting. From 1985 until rejoining the Company, Mr. Deikel served as Chairman and Chief Executive Officer of CVN Companies, Inc., a direct marketing company using television and direct mail. From 1979 to 1983, Mr. Deikel was Executive Vice President of American Can Company (a predecessor of The Travelers Inc.) and Chairman of American Can
Company's specialty retailing division, which included the Company, The Musicland Group, Inc. and Pickwick Distribution Companies. In addition, Mr. Deikel was Chief Executive Officer of Fingerhut Corporation from 1975 to 1983.

    WENDELL R. ANDERSON (age 61) has been of counsel to the law firm of Larkin, Hoffman, Daly and Lindgren, Ltd. since 1991, and was a partner in the firm for at least five years prior to that time. The law firm provides legal services to the Company from time to time. Mr. Anderson has been a director of the Company since 1990. He is a Class III director whose term expires at the 1996 Annual Meeting. He is a former United States Senator and former Governor of the State of Minnesota, serves on the University of Minnesota Board of Regents and is also a director of National City Bancorporation.

    EDWIN C. GAGE (age 53) has been a director of the Company since 1992. Mr. Gage is Chairman and Chief Executive Officer of Gage Marketing Group LLC (integrated direct marketing and promotional services), which he formed in January 1992, and Vice Chairman of Carlson Holdings, Inc. (holding company for hospitality, marketing and travel companies). He was Chief Executive Officer of Carlson Companies, Inc. from 1989 to 1992 and President and Chief Operating Officer from 1984 to 1989. Mr. Gage is a Class III director whose term expires at the 1996 Annual Meeting. Mr. Gage is also a director of SuperValu Stores, Inc., Carlson Holdings, Inc., Minnesota Council for Quality, and Minneapolis Institute of Arts; and an advisory board member for the Kellogg Graduate School of Management at Northwestern University.

    STANLEY S. HUBBARD (age 60) has been a director of the Company since 1990. For more than the past five years he has been Chief Executive Officer of Hubbard Broadcasting, Inc. (a privately held communications company); he is also Chairman of Conus Communications and the United States Satellite Broadcasting Company. Mr. Hubbard is a Class II director whose term expires at the 1995 Annual Meeting.

    RICHARD M. KOVACEVICH (age 50) has been a director of the Company since 1993 and is a Class II director whose term expires at the 1995 Annual Meeting. Mr. Kovacevich has been President and Chief Executive Officer of Norwest Corporation (bank holding company) since 1993; from 1989 to 1992, he was President and Chief Operating Officer of Norwest Corporation. Mr. Kovacevich also serves as a director of Norwest Corporation, The NWNL Companies, Inc., Northwestern National Life Insurance Company, Northern States Power Company, VISA U.S.A. Inc., The Guthrie Theater, and the Walker Art Center; as Vice Chairman of the Board of The Greater Minneapolis Metropolitan Housing Corporation; as director and member of the executive committee of the Minnesota Business Partnership, Inc.; as a trustee of Twin Cities Public Television, Inc.; as Chairman of the American Bankers Council; and as a member of the Advisory Council of Stanford University Graduate School of Business.

    At the Annual Meeting, shareholders may only vote for one individual to serve as a Class I director.

    The Board of Directors has established Executive, Compensation and Audit Committees. The Company does not have a nominating committee.

    The Executive Committee is authorized to exercise the full power of the Board of Directors in the management and conduct of the business affairs of the Company during the interim between meetings of the Board. The Executive Committee may also review and make recommendations to the Board of Directors with respect to various corporate matters. The current members of the Executive Committee are Messrs. Anderson and Deikel. During the fiscal year ended December 31, 1993, the Executive Committee met four times.

    The Compensation Committee sets the compensation of all the Company's officers whose base annual salary exceeds $200,000, approves, adopts and administers compensation plans, administers and grants stock options under the Company's stock option plans, reviews administration of the Company's benefit plans, reviews and makes recommendations to the Board of Directors on matters relating to compensation of all officers and reviews ranges of compensation for all other employees of the Company. During the fiscal year ended December 31, 1993, the Compensation Committee met five times. The current members of the Compensation Committee are Messrs. Gage, Hubbard and Kovacevich.

    The Audit Committee supervises and reviews the Company's accounting and financial services, makes recommendations to the Board of Directors as to nomination of independent auditors, confers with the independent auditors and internal auditors regarding the scope of their proposed audits and their audit findings, reports and recommendations, reviews the Company's financial controls, procedures and practices, approves all nonaudit services by the independent auditors and reviews transactions between the Company and its affiliates. The current members of the Audit Committee are Messrs. Gage, Hubbard and Mecum. The Audit Committee met four times during the fiscal year ended December 31, 1993.

    During the fiscal year ended December 31, 1993, the Board of Directors met four times. All incumbent directors attended at least 75% of all the meetings of the Board of Directors and committees that were held while they were serving on the Board of Directors or on such committee. The Company's Board of Directors and committees also act from time to time by unanimous written consent in lieu of meetings.

    COMPENSATION OF DIRECTORS. Members of the Board of Directors who are not employees of the Company receive an annual retainer of $20,000 for membership on the Board of Directors, including service on committees of the Board. The directors designated and serving as the chairperson of the Audit Committee and of the Compensation Committee also receive an annual retainer of $4,000 for service as chairperson of such committee. In addition, non-employee directors receive an attendance fee of $2,500 for each regular or special meeting attended of the Board of Directors. If the shareholders approve the Directors' Plan, non-employee directors can elect to defer payment of all or a portion of their annual retainer fees through a deferred common stock account. Directors employed by the Company receive no directors' fees. In addition, the Company reimburses reasonable travel, lodging and other incidental expenses incurred by directors in attending meetings of the Board of Directors and committees. Wendell Anderson, a member of the Company's Board of Directors, provides certain governmental and regulatory affairs consulting services to the Company, for which he was paid $144,000 plus reimbursement of expenses in 1993.

                         TOTAL SHAREHOLDER RETURN INDEX

    The following graph compares the cumulative total shareholder return on the Company's Common Stock ("FHT") since it became publicly traded on April 25, 1990, with the cumulative total return for the Standard & Poor's 500 Stock Index ("SP500") and the Dow Jones Retailers Broadline Index ("DJRTB") over the same period, assuming the investment of $100 in the Company's Common Stock on April 25, 1990 and $100 in each of the other vehicles on March 31, 1990 and reinvestment of all dividends.

                                   [GRAPHIC]

            3/31/90     12/31/90    12/31/91    12/31/92    12/31/93
 FHT        $   100     $    98     $   177     $   190     $   355
 SP500      $   100     $   100     $   130     $   140     $   154
 DJRTB      $   100     $    98     $   163     $   189     $   181

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of independent directors who are not employees of the Company and who qualify as disinterested persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee sets the compensation of all officers of the Company whose base annual salary exceeds $200,000, adopts and administers the Company's compensation plans and reviews and makes recommendations to the Board of Directors on matters relating to compensation of all officers.

    COMPENSATION PRINCIPLES. The Company's executive compensation policy is intended to relate the compensation levels of executives to the performance of the Company and the individual, while at the same time allowing the Company to attract and retain the highest caliber executives by providing appropriate incentives to deliver the maximum short-term and long-term financial results. The goal of the executive compensation program is to (i) allow the Company to attract and retain talented executives, who are essential to the Company's success; (ii) provide compensation that reflects and rewards individual and corporate performance and motivates the executives to achieve strategic corporate goals; and (iii) align the interests of executives with the long-term interests of shareholders through stock options and other stock-based awards.

    The Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. Accordingly, the Compensation Committee believes executive compensation should be comprised of both cash and equity-based programs that reward performance as measured against Company-specific goals and as measured by performance of the Common Stock in the public market. With respect to equity-based compensation, an integral part of the Company's compensation program is to provide for the ownership and retention of the Company's Common Stock by key employees. This is facilitated through participation in the Fingerhut Companies, Inc. Stock Option Plan (the "Stock Option Plan") and the Fingerhut Companies, Inc. Performance Enhancement Investment Plan (the "PEIP Plan"). This assures that key employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of employees are aligned with those of the shareholders.

    The Company's annual compensation programs are also structured to encourage initiative and achievement. The annual compensation mix provides for base salaries, as well as the opportunity to receive annual bonuses that are linked directly to financial performance of the Company and, to varying extents, to individual performance, and which are designed to provide better than competitive pay only for better than competitive financial performance. This permits the Company to attract and retain talented executives but makes a substantial portion of an executive officer's annual compensation dependent on the Company's performance.

    SALARY. The salaries of the Company's executive officers are not based on the Company's performance. Salaries generally are intended to be competitive with the average base salaries paid by corporations similar to the Company. The Company competes for talented executives with a wide variety of corporations, which are not necessarily the same as the corporations in the performance graph. A new executive officer's base salary will depend on his or her job level and the compensation package necessary to attract a particular officer to the Company. Annual merit increases are based on a subjective evaluation of the officer's performance. As part of the budget process, the Company sets company-wide guidelines for annual merit increases. These guidelines provided for average increases of 3.25% for salary reviews effective during the period from January 1 to June 30, 1993 and 4.5% for increases effective during the period from July 1 to December 31, 1993. The Compensation Committee followed these guidelines for the executive officers. In accordance with these guidelines and in recognition of his performance during the previous year, the Compensation Committee increased the Chief Executive Officer's 1993 salary to $516,300 from $500,000 in 1992. These amounts are not precisely reflected in the Summary Compensation Table because of timing differences relating to the pay periods.

    BONUS PLAN. A significant portion of management's compensation each year is from payments under the Fingerhut Companies, Inc. and Subsidiaries Key Management Incentive Bonus Plan for Designated Corporate Officers (the "Bonus Plan"). The Bonus Plan is approved annually by the Compensation Committee and is intended to provide incentives to management to optimize the Company's financial performance. Participants are recommended by Fingerhut Corporation's Executive Compensation Committee and the Chief Executive Officer of the Company and approved by the Compensation Committee. The 1993 Bonus Plan provided for increasing Company performance factors tied to the Company's 1993 pre-tax earnings, with no bonuses paid if the Company's 1993 pre-tax earnings were lower than in 1992. Awards under the 1993 Bonus Plan were based upon a formula comprised of the individual's paid base salary, the targeted bonus percentage for the officer's job level, the Company performance factor based on the Company's pre-tax earnings and, except for the Chief Executive Officer, achievement of individual/departmental performance objectives (which are often tied to successful completion of corporate programs). The amount of the targeted bonus that is based on the Company's financial performance increases as the officer's level of responsibility increases, ranging from 50% for vice presidents to 75% for senior executive officers to 100% for the Chief Executive Officer. The 1993 Bonus Plan provided for maximum bonuses ranging from 97.5% to 162.5% of the paid base salary of the participant, depending on the participant's job level. The Company's 1993 pre-tax earnings resulted in a 117.8% Company performance factor for the Chief Executive Officer's bonus calculation and a 92.8% Company performance factor for the other executive officers' bonus calculations. In addition, the 1993 Bonus Plan also provided for special President's Awards for extraordinary service. In 1993, the Compensation Committee granted a President's Award of $100,000 to an executive officer in recognition of his significant contributions to the Company through the development of the business of USA Direct, one of the Company's subsidiaries.

    The Company wishes to ensure that bonuses paid to executive officers satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Therefore, in 1994, the Compensation Committee adopted the Fingerhut Companies, Inc. Annual Incentive Bonus Plan, which is being submitted for approval by the shareholders at the Annual Meeting.

    STOCK OPTION PLAN. The Stock Option Plan was designed to align a significant portion of the executive compensation program with shareholder interests. The Compensation Committee typically has granted stock options to executive officers and other key employees at the time the individual commenced employment with the Company or when the individual is promoted. During 1993, the Compensation Committee granted options to purchase a total of 67,000 shares of Common Stock to three executive officers as a result of new hires and a promotion. The number of shares covered by each grant reflect the level of job responsibility and, in some cases, subjective factors based on recommendations of the Chief Executive Officer. Following the adoption of the PEIP Plan, the Compensation Committee is reducing the use of new grants under the Stock Option Plan for executive officers.

    PEIP PLAN. The PEIP Plan is a long-term incentive plan designed to attract, motivate and retain key employees. The Compensation Committee believes the PEIP Plan is superior to conventional stock plans because (i) to enjoy the benefits of the options, participants are required to make an investment in the Company that will be subject to loss if the market price of the Common Stock declines and (ii) participants will benefit only if there are significant increases in the value of the Common Stock over the life of the options and only after the shareholders have enjoyed a substantial increase in the value of their shares. Under the PEIP Plan, employees are offered the opportunity to purchase option units, each consisting of four options to purchase Common Stock, with exercise prices of 110%, 120%, 130% and 140%, respectively, of the fair market value of Common Stock on the grant date. If an option expires unexercised, or upon termination of employment, the optionee will be entitled to the return of the purchase price initially paid to acquire the option, but only if the market value of the Common Stock on the expiration or termination date is equal to or greater than on the grant date. If the market value of the Common Stock on the date of expiration of the option is less than it was on the grant date, the amount of the purchase price to be returned to the optionee will be reduced by a percentage equal to the percentage decline in the market value of the Common Stock between the grant date and the date of expiration.

    During 1993, employees purchased options under the PEIP Plan for an aggregate of 2,440,076 shares of Common Stock. Of these, 400,000 options were purchased by the Chief Executive Officer and an aggregate of 1,250,000 options were purchased by the other executive officers. The amounts of the grants were based generally on the level of job responsibility and on the recommendations of the Chief Executive Officer.

RICHARD M. KOVACEVICH*         EDWIN C. GAGE             STANLEY S. HUBBARD
CHAIRMAN                       MEMBER                    MEMBER
COMPENSATION COMMITTEE         COMPENSATION COMMITTEE    COMPENSATION COMMITTEE

*Member since July 1993

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Edwin C. Gage, Stanley S. Hubbard and Richard M. Kovacevich. The Company leases office space for one of its telemarketing centers and warehouse space from Carlson Real Estate Company, a partnership owned by various members of the immediate family of Edwin C. Gage, including Mr. Gage. Rental expense for 1993 under these leases was approximately $798,000. The Company believes the terms of the leases are at least as favorable to the Company as it could have received from an unrelated third party. The annual rental amount is not material to either the Company or Carlson Real Estate Company.

    For a number of years, the Company has had regular banking relationships with Norwest Bank Minnesota, N.A. ("Norwest Bank"), a subsidiary of Norwest Corporation. Norwest Bank is one of the lending banks and is a letter of credit issuing bank under the Company's revolving credit and letter of credit facility and is also the registrar and transfer agent with respect to the Company's common stock. The Company and its subsidiaries maintain a number of depository and checking accounts with Norwest Bank. The Company paid Norwest Bank approximately $1,284,000 with respect to these services and relationships for the portion of 1993 that Mr. Kovacevich was a member of the Board of Directors. The Company believes the terms of the various banking relationships, and the fees paid, are at least as favorable to the Company as it could have received from an unrelated third party. The amount paid is not material to either the Company or Norwest Corporation.

                             EXECUTIVE COMPENSATION

    The following table sets forth cash and noncash compensation for each of the last three fiscal years to the Chief Executive Officer, each of the four other most highly compensated executive officers who were serving as executive officers at December 31, 1993, and one additional individual who was not an executive officer at fiscal year-end:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                  ---------------
                                                                                      AWARDS
                                                  ANNUAL COMPENSATION             ---------------
                                       -----------------------------------------    SECURITIES
                                                                  OTHER ANNUAL      UNDERLYING        ALL OTHER
         NAME AND                                                 COMPENSATION        OPTIONS       COMPENSATION
    PRINCIPAL POSITION        YEAR     SALARY ($)    BONUS ($)       ($)(A)           (#)(B)           ($)(C)
- --------------------------  ---------  -----------  -----------  ---------------  ---------------  ---------------
Theodore Deikel                  1993  $   536,756  $   789,702    $   299,536          400,000      $    30,000
 Chief Executive Officer         1992  $   499,038  $   561,418    $    30,389          523,382      $    30,000
                                 1991  $   450,000  $   566,269                         --
Gregory D. Lerman                1993  $   317,641  $   447,278    $    41,099          200,000      $    30,000
 Executive Vice President        1992  $   294,673  $   418,615    $    23,317          --           $    30,000
 Merchandising                   1991  $   277,250  $   340,221                         --
Rakesh K. Kaul (d)               1993  $   294,231  $   414,314    $    53,515          250,000      $    94,858
 Chief Administrative            1992  $   254,904  $   275,615    $   161,388          120,000      $   239,814
 Officer                         1991      --           --                              --
James B. Moran (d)               1993  $   294,750  $   415,045    $    34,649          100,000      $    30,000
 Senior V.P., Operations         1992  $   274,460  $   346,760    $    28,478          --           $    30,000
                                 1991  $    75,971  $    95,600                          86,000
Glenn L. Habern (d)              1993  $   224,393  $   252,778    $     8,411           50,000      $    30,000
 Chief Information Officer       1992  $   208,039  $   192,453    $     5,778          --           $    30,000
                                 1991  $   146,154  $   180,249                          50,000
Leopoldo C. Toralballa (e)       1993  $   244,779  $   344,680    $    35,066          150,000      $   284,168
                                 1992  $   106,827  $   110,833    $    54,336           80,000      $   107,653
                                 1991      --           --                              --

- ------------------------
(a) Pursuant to the transition provisions of the SEC disclosure requirements, amounts disclosed in this column are for the 1992 and 1993 fiscal years only and represent amounts reimbursed during the fiscal year for a cash automobile allowance and the payment of taxes on certain personal benefits received by the named executives and on relocation expenses, if applicable. In addition, the 1993 amount for Mr. Deikel includes interest paid by the Company on a personal loan to pay the income tax liability incurred as a result of his 1992 stock option exercise. The aggregate amount of non-cash perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of salary and bonus for any of the named officers and is therefore not included.
(b) Adjusted for the Company's 1993 two-for-one stock split. The Company did not grant any restricted stock during 1991-1993 and none of the named executives has any outstanding restricted stock.
(c) Pursuant to the transition provisions of the SEC disclosure requirements, amounts disclosed in this column are for the 1992 and 1993 fiscal years only and, except as to Mr. Kaul and Mr. Toralballa for 1992 and 1993, represent amounts contributed under the Fingerhut Corporation Profit Sharing Plan The amounts listed for Mr. Kaul and Mr. Toralballa in 1992 consisted solely of relocation expenses as they were not eligible to participate in the Profit Sharing Plan in that year. The amount listed for Mr. Kaul for 1993 also included $64,858 in relocation expenses. The 1993 amount for Mr. Toralballa consisted of $9,168 in relocation expenses and $275,000 in severance pay.
(d) Mr. Kaul commenced employment with the Company in January 1992; Mr. Moran commenced employment with the Company in September 1991; and Mr. Habern commenced employment with the Company in April 1991.
(e) Mr. Toralballa was Executive Vice President, Marketing of the Company from October 1992 to October 1993.

    PENSION PLAN. Fingerhut Corporation maintains a noncontributory defined benefit plan (the "Pension Plan") for substantially all of its nonunion employees who have completed at least one year of service. Under the Pension Plan, the current service pension credit of a participant for each year is equal to the sum of .82% of his or her certified earnings not in excess of Social Security covered compensation for that plan year and 1.40% of the balance of his or her certified earnings for that year. Retirement benefits under the Pension Plan are the sum of the pension credits for each year of service. Participants are 100% vested after completion of at least five years of service or if they are at least age 65 upon termination of employment. The Pension Plan also provides reduced early retirement benefits for participants who have attained age 55 and have at least five years of service. The estimated annual benefit payable at age 65 for the named executives is: Mr. Deikel, $58,078; Mr. Lerman, $42,243; Mr. Kaul, $43,803; Mr. Moran, $42,596; Mr. Habern, $35,058; and Mr.
Toralballa, $0.

    The following table shows information concerning stock options granted during the fiscal year ended December 31, 1993 for the named executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
- ------------------------------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                                     NUMBER OF                                                    ASSUMED ANNUAL RATES OF STOCK
                                     SECURITIES       % OF TOTAL                                  PRICE APPRECIATION FOR OPTION
                                     UNDERLYING     OPTIONS GRANTED    EXERCISE                                TERM
                                      OPTIONS       TO EMPLOYEES IN      PRICE       EXPIRATION   ------------------------------
              NAME                 GRANTED (#)(A)        1993        ($/SHARE) (B)      DATE        5% ($)(C)       10% ($)(C)
- --------------------------------  ----------------  ---------------  -------------  ------------  --------------  --------------
Theodore Deikel                         400,000            14.1%      $  24.0625        3/26/00   $      831,000  $    4,904,000
Gregory D. Lerman                       200,000             7.1%      $  24.0625        3/26/00   $      415,500  $    2,452,000
Rakesh K. Kaul                          250,000             8.8%      $  24.0625        3/26/00   $      519,375  $    3,065,000
James B. Moran                          100,000             3.5%      $  24.0625        3/26/00   $      207,750  $    1,226,000
Glenn L. Habern                          50,000             1.8%      $  24.0625        3/26/00   $      103,875  $      613,000
Leopoldo C. Toralballa (d)              150,000             5.3%      $  24.0625        3/26/00         --              --
All Shareholders' Potential
 Realizable Gain (e)                                                                              $  361,803,832  $  842,670,660

- ------------------------
(a) The right to purchase these options was granted under the PEIP Plan as described in the Report of the Compensation Committee. The options are divided into four tiers and were issued in units comprised of one option from each tier. Optionees were required to purchase the options in units. The purchase price paid by the optionees for each option was: Tier I, $1.29; Tier II, $1.22; Tier III, $1.15; and Tier IV, $1.09. The options vest 25% of each tier on January 1, 1995 and 25% of each tier annually thereafter. If the options expire unexercised, or are forfeited due to termination of employment before vesting, the optionee will be entitled to the return of all or a portion of the purchase price, depending on the relation of the market price of the Common Stock on the expiration date to the market price on the grant date.
(b) The exercise prices of the options are: Tier I, $21.175; Tier II, $23.10, Tier III, $25.025; and Tier IV, $26.95 and represent 110%, 120%, 130% and 140%, respectively, of the market price on the grant date. The corresponding in-the-money prices are $22.465, $24.32, $26.175 and $28.04, respectively. The average exercise price is $24.0625 and the average in-the-money price is $25.25.
(c) These dollar amounts are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Common Stock price. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.
(d) Mr. Toralballa terminated employment with the Company prior to the vesting of his options. The Company returned the full amount of the purchase price pursuant to the terms of the PEIP Plan.
(e) The potential realizable gain to all shareholders at the stated appreciation rates is based on 46,148,448 shares outstanding at December 31, 1993, assuming such shares were purchased on March 26, 1993 and held until March 26, 2000.

    The following table indicates for each of the named executives information concerning stock options exercised during 1993 and the number and value of exercisable and unexercisable in-the-money options as of December 31, 1993.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                  VALUE OF
                                                                                 NUMBER OF       UNEXERCISED
                                                                                UNEXERCISED     IN-THE-MONEY
                                                                                OPTIONS AT       OPTIONS AT
                                                                               12/31/93 (#)    12/31/93 ($)(A)
                                                                              ---------------  ---------------
                              SHARES ACQUIRED ON                               EXERCISABLE/     EXERCISABLE/
           NAME                  EXERCISE (#)          VALUE REALIZED ($)      UNEXERCISABLE    UNEXERCISABLE
- --------------------------  -----------------------  -----------------------  ---------------  ---------------
Theodore Deikel                            0                      N/A              2,870,511    $  62,576,644
                                                                                   1,673,691    $  27,526,734
Gregory D. Lerman                          0                      N/A                184,000    $   4,171,280
                                                                                     246,000    $   1,617,820
Rakesh K. Kaul                             0                      N/A                 24,000    $     333,000
                                                                                     346,000    $   2,050,750
James B. Moran                             0                      N/A                 34,400    $     511,700
                                                                                     151,600    $   1,055,050
Glenn L. Habern                            0                      N/A                 20,000    $     327,500
                                                                                      80,000    $     635,000
Leopoldo C. Toralballa                     0                      N/A                 16,000    $     227,000
                                                                                    --          $    --

- ------------------------
(a) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 1993, based on the closing price of the Common Stock as reported on the New York Stock Exchange on December 31, 1993, and the applicable exercise or in-the-money prices.

    ARRANGEMENTS WITH MANAGEMENT. In November 1989, the Company entered into agreements providing for the employment of Theodore Deikel and Gregory D. Lerman. Most of the terms of these agreements lapsed after the Company's initial public offering in 1990. The sole remaining effect of the agreements would be to vest the remaining 20% unvested options granted to such officer under the Stock Option Plan if he were terminated other than for "cause" (as such term is defined in the agreement) prior to his vesting date in November, 1994. In consideration of Mr. Deikel's agreement to exercise stock options in December 1992, the Company agreed to pay Mr. Deikel additional compensation in an amount equal to the interest incurred on the personal loan taken out by him to fund the income tax liability incurred as a result of his exercise of the stock options, although not to pay a "tax gross up" on the amount of the additional compensation. The Company will pay such compensation until December 21, 1999, whether or not Mr. Deikel is an officer, director or employee of the Company. The proceeds of any sales of the shares acquired in the option exercise will be deemed to repay the loan and reduce the Company's obligation.

                    PROPOSAL 2:  APPROVAL OF INCENTIVE PLAN

    The Compensation Committee adopted the Fingerhut Companies, Inc. and Subsidiaries Annual Incentive Bonus Plan for Designated Corporate Officers (the "Incentive Plan" or the "Plan") on March 23, 1994, subject to approval by the Company's shareholders. As indicated in the Report of the Compensation Committee, annual incentive bonuses are an important part of the Company's compensation program. The Company is seeking shareholder approval of the Incentive Plan to qualify compensation paid under it as "qualified performance-based compensation," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and thereby retain its tax deductability. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE INCENTIVE PLAN. The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will be necessary to approve the Incentive Plan.

SUMMARY OF THE INCENTIVE PLAN

    ELIGIBILITY; ADMINISTRATION. Eligibility for participation in the Incentive Plan is limited to the Company's Chairman and Chief Executive Officer and to any of the executive vice presidents or senior vice presidents of the Company or any affiliate that the Compensation Committee designates as a participant prior to the start of each performance period. The Company employed approximately 13 persons as of March 31, 1994 who would be eligible as a class to participate in the Incentive Plan; however, the chief executive officer is the only officer who was designated to participate in 1994 and it is anticipated that officers whose compensation would not be in excess of $1,000,000 will instead participate in the Company's regular Bonus Plan. The Incentive Plan will be administered by the Compensation Committee. Prior to the start of each performance period (which will coincide with the Company's fiscal year), the Compensation Committee will designate officers who will participate in the Incentive Plan, each participant's base pay and targeted bonus percentage and the company performance factor or factors for the applicable performance period. After the first meeting of shareholders at which directors are to be elected that occurs after July 1, 1994, the Compensation Committee will consist of two or more "outside directors" who satisfy the requirements of Section 162(m) of the Code; until that time, the Committee shall consist of two or more disinterested directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has authority to establish rules for the administration of the Incentive Plan, and has the authority, in its sole discretion, to make determinations and interpretations with respect to the Plan that shall be binding on all interested parties.

    BONUS FORMULA; LIMITATIONS. Bonuses under the Incentive Plan will be determined in accordance with a pre-established formula. For each performance period, each participant will receive a bonus in an amount not greater than his or her base pay, multiplied by the participant's targeted bonus percentage, multiplied by the applicable company performance factor, each as designated in advance by the Compensation Committee for that performance period. The company performance factor will be a percentage that is directly and specifically tied to one or more of the following business criteria: the Company's consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed, or earnings per share for the applicable performance period, all as computed in accordance with generally accepted accounting principles and subject to such other special rules as the Compensation Committee may establish at the beginning of the applicable performance period.

    No participant shall receive a bonus for any performance period in which the applicable minimum company performance factor is not met. The Committee has the authority to reduce the amount of or eliminate any bonus otherwise payable, although it does not have the power to increase the amount of an award as determined pursuant to the formula. The maximum bonus that a participant can receive under the Incentive Plan for any performance period is $1,500,000. The Incentive Plan is in addition to, not in lieu of, any other employee benefit plan or program in which any participant may be or become eligible to participate, and the receipt of benefits under the Plan shall have the effect on contributions to and benefits under those other plans that is specified in such other plans.

    TIME AND FORM OF PAYMENT. Following the close of each performance period and prior to the payment of any bonus under the Incentive Plan, the Compensation Committee must certify in writing that the company performance factor and the other factors upon which a bonus is based have been attained. Benefits will be paid to participants in one or more cash payments after such certification.

    AMENDMENT   AND  TERMINATION.  The  Compensation  Committee  may  amend  the
Incentive Plan prospectively at any time and may terminate or curtail the benefits thereunder with regard to persons expecting to receive benefits in the future and with regard to persons already receiving benefits at the time of such action. The Incentive Plan shall terminate on December 31, 1998, unless it has been discontinued or terminated prior to that time. No bonuses shall be granted after termination, but payments made be made with respect to a performance period that began before the termination date. The Committee's authority to amend the Incentive Plan shall extend beyond its termination.

                    PROPOSAL 3:  APPROVAL OF DIRECTORS' PLAN

    The Compensation Committee adopted the Fingerhut Companies, Inc. Directors' Retainer Stock Deferral Plan (the "Directors' Plan" or the "Plan") on March 23, 1994, subject to approval by the Company's shareholders. The Board of Directors believes the Plan will advance the interests of the Company and its shareholders by increasing the proprietary interests of non-employee directors in the Company's long-term success and their identification with the interests of the Company's shareholders by allowing them to defer all or a portion of their retainer fees for payment in the form of Common Stock upon a specified future date or event. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE DIRECTORS' STOCK PLAN. The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will be necessary to approve the Directors' Stock Plan.

SUMMARY OF THE DIRECTORS' PLAN

    DEFERRAL OF RETAINER. Subject to the availability of shares of Common Stock under the Plan, an eligible director may elect to defer, in the form of shares of Common Stock, all or a portion of the annual retainer for service on the Board of Directors, not including attendance fees or chairmanship fees.

    ELIGIBILITY; PARTICIPATION. Any present or future member of the Board of Directors of the Company who is not an employee or officer of the Company or any subsidiary may elect to participate in the Directors' Plan by filing a written election agreement with the Company before the beginning of the plan year to which the election relates. The election agreement must specify the amount of the retainer fee to be deferred, and the payment date with respect to the deferred amounts, and will continue until the participant files a new election agreement. An election agreement is not effective for six months after its date and thereafter is irrevocable with respect to all retainer fees payable while it is in effect.

    DEFERRED STOCK AND DIVIDEND CREDITS. As of each date that any portion of the retainer fee would otherwise be payable, the Company shall credit to each participant's deferred stock account a number of shares (rounded to the nearest one-hundredth of a share) equal to the deferred amount of the participant's retainer fee, as specified in his or her then effective election agreement, divided by the market price of the Common Stock on such day. Each time a cash dividend is paid on the Common Stock, the Company shall credit to each participant's deferred stock account that number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the total number of shares credited to the participant's deferred stock account as of the record date for such dividend and dividing that number by the market price of the Common Stock on the dividend payment date.

    ESTABLISHMENT OF ACCOUNT. The Company will establish and maintain a deferred stock account for each participant, which shall reflect all entries required to be made pursuant to the terms and conditions of the participant's election agreement. The numbers, rights and privileges of the share credits in participants' deferred stock accounts will be adjusted in the event of changes in the Company's capitalization as if such shares had been outstanding at the time of such occurrence. Credits in the deferred stock accounts will be reflected on the books and records of the Company as an obligation to issue and deliver a number of shares of Common Stock on the specified payment date. Stock will not be issued until the payment date and participants will not have any of the rights and privileges of a shareholder with respect to such share credits, except that deferred stock will earn dividend equivalents. Deferred stock will not be subject to forfeiture for any reason.

    PAYMENT. The share credit balance in a participant's deferred stock account will be paid in whole shares of Common Stock on or promptly after the applicable payment date specified in the applicable election agreement or upon the death or retirement of the participant or a change in control of the Company, if earlier. Any fractional share amounts will be paid in cash equal to the market value of the fractional share amount on the payment date.

    ADMINISTRATION;   AMENDMENT;  TERMINATION.  The   Directors'  Plan  will  be
administered by the Compensation Committee, which has the authority to prescribe, amend and rescind rules and regulations relating to the Plan, establish procedures deemed appropriate for its administration, and make any and all other determinations that may be necessary or advisable for its effective administration. The Compensation Committee may amend or terminate the Directors' Plan, except that no such termination or amendment shall adversely affect a participant's rights with respect to his or her deferred stock account without consent and no amendment will be effective without shareholder approval if such approval is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or the applicable rules of any securities exchange.

    STOCK SUBJECT TO PLAN. The maximum number of shares of Common Stock that may be issued under the Plan is 50,000 shares, subject to adjustment upon changes in the capitalization of the Company.

    FEDERAL TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences of the acquisition of shares under the Directors' Plan. The deferral of retainer fees under the Plan is not expected to result in any taxable income for a director. Upon a distribution of Common Stock pursuant to the Plan, a director must recognize ordinary income equal to the fair market value of such shares, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequences to a director upon a disposition of stock acquired pursuant to the Plan will depend upon how long the shares have been held. Generally, there will be no tax consequences to the Company in connection with the disposition of such shares. Special rules apply to directors under Section 16(b) of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, shares acquired pursuant to the Plan may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the acquisition of such shares. Accordingly, the amount of any ordinary income recognized and the amount of the Company's tax deduction may be determined as of the end of such period.

             PROPOSAL 4:  APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

    The Compensation Committee adopted the Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan" or the "Plan") on March 23, 1994, subject to approval by the Company's shareholders. The Board of Directors believes the Employee Stock Purchase Plan will give employees of the Company and certain related corporations an opportunity to share in the ownership of the Company, and a strong incentive to work for its continued success, by providing them with a convenient means for regular and systematic purchases of the Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN. The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will be necessary to approve the Employee Stock Purchase Plan.

    It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

    ELIGIBILITY; PARTICIPATION. All employees of the Company or any participating affiliate will be eligible to participate in the Employee Stock Purchase Plan, except employees who are both "highly compensated" employees pursuant to Section 423(b)(4)(D) of the Code and a vice president or more senior officer of the Company or a participating affiliate with compensation in excess of $75,000. The Company employed approximately 8,500 persons as of March 31, 1994, who would be eligible as a class to participate in the Plan. The Employee Stock Purchase Plan is voluntary. Eligible employees participate by filing with the Company, in accordance with the applicable procedures, a form authorizing regular payroll deductions from eligible compensation, which includes base salary, overtime, shift differential, and/or other regular payments, but not bonuses, expense reimbursement, deferred compensation, or other non-regular payments. A participant may withdraw from the Employee Stock Purchase Plan, in accordance with the applicable procedures, whereupon no further payroll deductions shall be made. A participant who withdraws from the Plan may elect to participate in a subsequent purchase period, if then eligible, in accordance with applicable procedures.

    PURCHASE OF SHARES. On each quarterly investment date, each participant will be offered the right to purchase, and shall be deemed, without any further action, to have purchased, the number of whole and fractional shares of Common Stock determined by dividing the amount of payroll deductions in his or her stock purchase account by the applicable purchase price, unless the participant has requested, in accordance with the applicable procedures, the distribution of such amount in cash. The purchase price for shares of Common Stock on any investment date will be 90% of the fair market value of the Common Stock on the first or last business day (whichever is lower) of the purchase period to which the investment date relates; PROVIDED, HOWEVER, that if the Company's earnings per share for the fiscal quarter that ended immediately preceding the investment date is greater than for the comparable fiscal quarter in the prior year, the purchase price for each share of Common Stock shall be 85% of the fair market value of the Common Stock on the first or last business day (whichever is lower) of the purchase period to which the investment date relates. Shares purchased under the Employee Stock Purchase Plan will be deposited in broker accounts established for each participant.

    LIMITATIONS. No participant may purchase more than 1,000 shares of Common Stock under the Employee Stock Purchase Plan in any purchase period or more than $25,000 in fair market value of stock under the Plan and all other employee stock purchase plans (if any) of the Company and its affiliates in any calendar year. No employee may purchase Common Stock under the Plan if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, 5% or more of the total combined voting power or value of all classes of the capital stock of the Company.

    STOCK SUBJECT TO THE PLAN. The Common Stock to be issued and sold under the Employee Stock Purchase Plan may be authorized but unissued shares or shares purchased in the market. The aggregate number of shares of Common Stock to be sold under the Plan will not exceed 250,000 shares, subject to adjustment in the event of changes to the Company's capitalization.

    AMENDMENT; TERMINATION. The Compensation Committee may amend or terminate the Employee Stock Purchase Plan at any time. No amendment or termination that would cause it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or permit the issuance of Common Stock before payment in full shall be effective without shareholder approval. The Plan shall automatically terminate when the maximum shares of Common Stock have been sold.

    ADMINISTRATION. The Employee Stock Purchase Plan will be administered by the Compensation Committee, which may delegate the authority to administer the Plan to officers and employees of Fingerhut Corporation. The Committee has authority to adopt such rules and regulations for administering the Plan as it may deem appropriate and to determine whether all or any part of the Common Stock acquired thereunder shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a participant's rights with respect thereto but any such restrictions shall be contained in the form by which a participant elects to participate in the Plan.

    FEDERAL TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences of the acquisition of shares under the Employee Stock Plan. At the time Common Stock is acquired, a participant will not recognize ordinary income and the Company will not be entitled to a compensation deduction. The tax consequences to a participant upon a disposition of shares acquired under the Plan will depend upon how long the shares have been held. The Company will be entitled to a tax deduction equal to the amount by which the fair market value of the shares at the time of their acquisition by a participant under the Plan exceeds the purchase price therefor when a participant sells such shares purchased under the Plan less than two years after the first day of a purchase period or less than one year after the last day of the purchase period in which such shares were purchased.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following information concerning ownership of the Company's Common Stock is furnished as of March 31, 1994 with respect to (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common
Stock; (ii) each of the current directors and nominees for director of the Company; (iii) each of the named executives and (iv) all directors and executive officers as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                          NUMBER OF SHARES
                 NAME                    BENEFICIALLY OWNED   PERCENT OF CLASS
- --------------------------------------  --------------------  -----------------
Theodore Deikel                                4,291,891(1)            8.7%
Wendell R. Anderson                              --                  --
Edwin C. Gage                                    --                  --
Stanley S. Hubbard                               --                  --
Richard M. Kovacevich                              8,000                   (2)
Dudley C. Mecum                                    1,000                   (2)
Glenn L. Habern                                   30,000(3)          --
Rakesh K. Kaul                                    48,000(3)                (2)
Gregory D. Lerman                                227,614(4)                (2)
James B. Moran                                    34,400(3)                (3)
Leopoldo C. Toralballa                           --                  --
All directors and executive
 officers as a group (19 persons)              4,949,235(5)            9.9%

- ------------------------
(1) Includes 2,870,511 shares that Mr. Deikel has the right to acquire within 60 days of March 31, 1994 through the exercise of stock options.
(2)   Less than 1% of the outstanding Common Stock.
(3) The numbers of shares beneficially owned by each of Messrs. Habern, Kaul and Moran consist solely of shares that such officers have the respective rights to acquire within 60 days of March 31, 1994 through the exercise of stock options.
(4) Includes 184,000 shares that Mr. Lerman has the right to acquire within 60 days of March 31, 1994 through the exercise of stock options.
(5) Includes 3,465,711 shares that the executive officers have the right to acquire within 60 days of March 31, 1994 through the exercise of stock options.

    OTHER MATTERS. The Company believes that during 1993, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Richard M. Kovacevich, a director of the Company, filed his Form 3 approximately one week late. He subsequently filed amended Forms 3 and 4 because shares were purchased by the corporate co-trustee of Mr. Kovacevich's revocable trust without his knowledge prior to his election as a director.

               ARRANGEMENTS AND TRANSACTIONS WITH RELATED PARTIES

    Wendell Anderson, a member of the Company's Board of Directors, provides certain governmental and regulatory affairs consulting services to the Company, for which he was paid $144,000 in 1993.

    The Company leases office space for one of its telemarketing centers and warehouse space from Carlson Real Estate Company, a partnership owned by various members of the immediate family of Edwin C. Gage, including Mr. Gage. Rental expense for 1993 under these leases was approximately $798,000. The Company believes the terms of the leases are at least as favorable to the Company as it could have received from an unrelated third party. The annual rental amount is not material to either the Company or Carlson Real Estate Company.

    For a number of years, the Company has had regular banking relationships with Norwest Bank Minnesota, N.A. ("Norwest Bank"), a subsidiary of Norwest Corporation. Norwest Bank is one of the lending banks and is a letter of credit issuing bank under the Company's revolving credit and letter of credit facility and is also the registrar and transfer agent with respect to the Company's common stock. The Company and its subsidiaries maintain a number of depository and checking accounts with Norwest Bank. The Company paid Norwest Bank approximately $1,284,000 with respect to these services and relationships for the portion of 1993 that Mr. Kovacevich was a member of the Board of Directors. The Company believes the terms of the various banking relationships, and the fees paid, are at least as favorable to the Company as it could have received from an unrelated third party. The amount paid is not material to either the Company or Norwest Corporation.

              PROPOSAL 5:  RATIFICATION OF APPOINTMENT OF AUDITORS

    At the Annual Meeting a vote will be taken on the proposal ratifying the appointment by the Board of Directors of KPMG Peat Marwick as independent auditors of the Company and its subsidiaries for the fiscal year ending December 30, 1994.

    KPMG Peat Marwick have been the Company's independent auditors since 1989. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and answer appropriate shareholder questions. Shareholders may submit questions concerning the financial statements and accounts of the Company either orally at the Annual Meeting or in writing before the Annual Meeting.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received in the Company's principal executive offices no later than December 1, 1994 for inclusion in the Company's proxy materials. Proposals should be mailed to Fingerhut Companies, Inc., 4400 Baker Road, Minnetonka, Minnesota 55343, Attention: Secretary.

    PLEASE SIGN AND DATE THE ENCLOSED PROXY (OR VOTING INSTRUCTIONS CARD) AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John K. Ellingboe
                                          SECRETARY

March 31, 1994

[LOGO] Printed On
       Recycled Paper With
       Post-Consumer Content

                                     PROXY
                           FINGERHUT COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints THEODORE DEIKEL and JOHN K. ELLINGBOE as Proxies each with the power to appoint his substitute, and hereby authorizes them to vote all of the shares of Common Stock of Fingerhut Companies, Inc. the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 1994, or any adjournment thereof, as specified below on the following matters which are further described in the Proxy Statement related hereto:

1.  ELECTION OF DIRECTOR

/ /   FOR DUDLEY C. MECUM               / /   WITHHOLD AUTHORITY
                                            to vote for DUDLEY C. MECUM
2.  PROPOSAL TO ADOPT THE INCENTIVE PLAN:
                / /  FOR          / /  AGAINST          / /  ABSTAIN

3.  PROPOSAL TO ADOPT THE DIRECTORS' PLAN:
                / /  FOR          / /  AGAINST          / /  ABSTAIN

4.  PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN:
                / /  FOR          / /  AGAINST          / /  ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT AUDITORS OF THE COMPANY:
                / /  FOR          / /  AGAINST          / /  ABSTAIN

           (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM THE OTHER SIDE)

6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSALS 2, 3, 4, AND 5. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by partner or other authorized person.
                                                ________________________________
                                                           Signature
                                                ________________________________
                                                   Signature if held jointly
                                                Dated: __________________ , 1994

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.